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                                                                 EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 20, 1998, with respect to the financial statements of International Information Technology ITT, C.A., included in the registration statement and related prospectus of USINTERNETWORKING, Inc. dated February 2, 2000.


                                       /s/ Bassan & Associados S.C.
                                       -----------------------------
                                          Bassan & Associados S.C.

Caracas, Venezuela
February 2, 2000